As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Deutsche Bank Aktiengesellschaft

(Exact name of Registrant as specified in its charter)

Germany (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)

Taunusanlage 12 60325 Frankfurt am Main Germany 011-49-69-910-00

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Deutsche Bank Equity Plan
Deutsche Bank Restricted Share Plan
Deutsche Bank Global Share Purchase Plan

(Full Title of the Plans)

DB USA Corporation

1 Columbus Circle

New York, New York 10019

Attention: Office of the Secretary

(212) 250-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Legal Department Deutsche Bank Aktiengesellschaft 1 Columbus Circle New York, NY 10019 (212) 250-2500	Legal Department Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany 011-49-69-910-00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Deutsche Bank Aktiengesellschaft, a German corporation (the “Registrant”), to register 51,000,000 additional shares to be issued under the plans referred to on the cover hereof (the “Plans”). Pursuant to the Plans, certain employees of the Registrant and its subsidiaries are granted the right to receive ordinary shares, no par value, of the Registrant, subject to the satisfaction of applicable vesting conditions, and, in the case of the Global Share Purchase Plan, are offered such shares for purchase. On February 28, 2018, the Registrant filed with the U.S. Securities and Exchange Commission (“SEC”) Form S-8 Registration Statement (File No. 333-223301) and on December 15, 2023, the Registrant filed with the SEC a Post-Effective Amendment to Form S-8 Registration Statement (File No. 333-223301) (collectively, the “Prior Registration Statements”) relating to ordinary shares issuable to eligible employees of the Registrant under the Plans. The Prior Registration Statements are currently effective. The Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements relating to the Plans, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference and made part of the Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1+	English translation of Articles of Association of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K (Registration No. 001-15242) filed by the Registrant with the Commission on January 5, 2026)

4.2+	Deutsche Bank Equity Plan – Plan Rules Effective from March 1, 2021 (incorporated by reference to Exhibit 4.5 to the Registrant’s 2020 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 15, 2021)

4.3+	Deutsche Bank Equity Plan – Plan Rules Effective from March 1, 2022 (incorporated by reference to Exhibit 4.6 to the Registrant’s 2021 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 14, 2022)

4.4+	Deutsche Bank Equity Plan – Plan Rules Effective from March 1, 2023 (incorporated by reference to Exhibit 4.6 to the Registrant’s 2022 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 20, 2023)

4.5+	Deutsche Bank Equity Plan – Plan Rules Effective from March 1, 2024 (incorporated by reference to Exhibit 4.6 to the Registrant’s 2023 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 14, 2024)

4.6+	Deutsche Bank Equity Plan – Plan Rules Effective from March 1, 2025 (incorporated by reference to Exhibit 4.6 to the Registrant’s 2024 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 13, 2025)

4.7+	Deutsche Bank Restricted Share Plan – Plan Rules Effective from March 1, 2025 (incorporated by reference to Exhibit 4.11 to the Registrant’s 2024 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 13, 2025)

4.8*	Deutsche Bank Global Share Purchase Plan – 2025 Plan Rules Effective from November 1, 2025

23.1*	Consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm

24.0*	Power of Attorney (included on signature pages)

107*	Filing Fee Table

*	Filed herewith

+	Incorporated herein by references

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frankfurt am Main, Germany, as of this 10th day of February 2026.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ CHRISTIAN SEWING
	Name:	Christian Sewing
	Title:	Chief Executive Officer and Chairman of the Management Board

By:	/s/ JAMES VON MOLTKE
	Name:	James von Moltke
	Title:	Chief Financial Officer and Member of the Management Board

The Registrant and each person whose signature appears below constitutes and appoints each of Jonathan Blake, Joseph C. Kopec, Mathias Otto, Thomas Rueckert, David Hermes and Andrew Rivas, any two such individuals acting together, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, any two acting together, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, any two acting together, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of this 10th day of February 2026.

Signature	Title

/s/ CHRISTIAN SEWING	Chief Executive Officer (Principal Executive Officer)
Christian Sewing	and Chairman of the Management Board

/s/ JAMES VON MOLTKE	Chief Financial Officer (Principal Financial Officer)
James von Moltke	and Member of the Management Board

/s/ RAJA AKRAM
Raja Akram	Member of the Management Board

/s/ FABRIZIO CAMPELLI
Fabrizio Campelli	Member of the Management Board

/s/ MARCUS CHROMIK
Marcus Chromik	Member of the Management Board

/s/ BERND LEUKERT
Bernd Leukert	Member of the Management Board

/s/ ALEXANDER VON ZUR MÜHLEN
Alexander von zur Mühlen	Member of the Management Board

/s/ LAURA PADOVANI
Laura Padovani	Member of the Management Board

/s/ CLAUDIO DE SANCTIS
Claudio de Sanctis	Member of the Management Board

/s/ REBECCA SHORT
Rebecca Short	Member of the Management Board

/s/ ANDREA SCHRIBER
Andrea Schriber	Chief Accounting Officer (Principal Accounting Officer)

/s/ LISA MCGEOUGH
Lisa McGeough	Authorized Representative in the United States